Exhibit 32

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL
FINANCIAL OFFICER

Pursuant to 18 U. S.C. Section 1350, as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q of MERGE TECHNOLOGIES INCORPORATED (the “Company”) for the quarterly period ended March 31, 2006, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Michael D. Dunham, as principal executive officer of the Company, and Steven M. Oreskovich, as principal financial officer of the Company, each hereby certify, pursuant to 18 U. S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of their knowledge:

(1)   The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)   The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

August 29, 2006	By:	/s/ MICHAEL D. DUNHAM
Michael D. Dunham
Chairman of the Board
(principal executive officer)
August 29, 2006	By:	/s/ STEVEN M. ORESKOVICH
Steven M. Oreskovich
Chief Accounting Officer, interim Secretary and interim Treasurer
(principal financial officer and principal accounting officer)

This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.